                                                               [LOGO] BLACKROCK
Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   ISHARES NATIONAL AMT-FREE MUNI BOND ETF (ISHMUNI) BlackRock Muni Intermediate Duration Fund, Inc. (MUI) BlackRock Municipal Income Investment Quality Trust (BAF) BlackRock Municipal Income Investment Trust (BBF) BlackRock Municipal Bond Investment Trust (BIE)
   BlackRock MuniHoldings Investment Quality Fund (MFL) BlackRock MuniYield Investment Quality Fund (MFT) BlackRock MuniHoldings Quality Fund II, Inc. (MUE) BlackRock MuniHoldings Quality Fund, Inc. (MUS)
   BlackRock MuniYield Investment Fund (MYF)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of Offering Commencement:  12-02-2015

Security Type:                  BND/MUNI

Issuer                          Pennsylvania Turnpike Commission Turnpike Senior Revenue Bonds,
                                Series B of 2015

Selling Underwriter             RBC Capital Markets

Affiliated Underwriter(s)       [X] PNC Capital Markets LLC
                                [_] Other:

List of Underwriter(s)          RBC Capital Markets, Janney Montgomery Scott LLC , Siebert
                                Brandford Shank & Co., Boenning & Scattergood, Inc., PNC Capital
                                Markets LLC, Wells Fargo Securities

TRANSACTION DETAILS

Date of Purchase      12-02-2015

Purchase Price/Share    $115.333  Total Commission, Spread or Profit  0.389%
(PER SHARE / % OF PAR)     (3.19)
                        $111.625
                           (3.60)

1. Aggregate Principal Amount Purchased (a+b)                      $12,205,000
                                                                   -----------
   a. US Registered Funds
      (Appendix attached with individual Fund/Client purchase)     $9,790,000
                                                                   -----------
   b. Other BlackRock Clients                                      $2,415,000
                                                                   -----------

                                  Page 1 of 2

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 Rule 10f-3 Report - Definitions                              [LOGO] BLACKROCK


2. Aggregate Principal Amount of Offering                         $304,005,000
                                                                  ------------
FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                 0.04015
                                                                  ------------

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):
[_]U.S. Registered Public Offering....... [Issuer must have 3 years of continuous operations]
[_]Eligible Rule 144A Offering........... [Issuer must have 3 years of continuous operations]
[X]Eligible Municipal Securities
[_]Eligible Foreign Offering............. [Issuer must have 3 years of continuous operations]
[_]Government Securities Offering........ [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X]The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_]If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X]  YES  The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the
[_]  NO   underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X]  YES No affiliated underwriter was a direct or indirect participant in, or benefited
[_]  NO  directly or indirectly from, the transaction.

Completed by:  Dipankar Banerjee                Date:12-23-2015
               -------------------------------
               Global Syndicate Team Member

Approved by:   Betsy Mathews, Steven DeLaura    Date:12-23-2015
               -------------------------------
               Global Syndicate Team Member

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Rule 10f-3 Report - Definitions                                         [LOGO]
                                                                     BLACKROCK

DEFINITIONS

TERM                                                DEFINITION
Fund Ratio                             Number appearing at the bottom of
                                       page 1 of 2 of the Rule 10f-3 Report
                                       form. It is the sum of the Funds'
                                       participation in the offering by the
                                       Funds and other accounts managed by
                                       BlackRock divided by the total amount
                                       of the offering.

Eligible Foreign Offering              The securities are sold in a public
                                       offering conducted under the laws of
                                       a country other than the United
                                       States and

                                       (a)the offering is subject to
                                          regulation in such country by a
                                          "foreign financial regulatory
                                          authority," as defined in Section
                                          2(a)(50) of the Investment Company
                                          Act of 1940;

                                       (b)the securities were offered at a
                                          fixed price to all purchasers in
                                          the offering (except for any
                                          rights to purchase securities that
                                          are required by law to be granted
                                          to existing security holders of
                                          the issuer);

                                       (c)financial statements, prepared and
                                          audited as required or permitted
                                          by the appropriate foreign
                                          financial regulatory authority in
                                          such country, for the two years
                                          prior to the offering, were made
                                          available to the public and
                                          prospective purchasers in
                                          connection with the offering; and

                                       (d)if the issuer is a "domestic
                                          issuer," i.e., other than a
                                          foreign government, a national of
                                          any foreign country, or a
                                          corporation or other organization
                                          incorporated or organized under
                                          the laws of any foreign country,
                                          it (1) has a class of securities
                                          registered pursuant to section
                                          12(b) or 12(g) of the Securities
                                          Exchange Act of 1934 or is
                                          required to file reports pursuant
                                          to section 15(d) of that act, and
                                          (2) has filed all the material
                                          required to be filed pursuant to
                                          section 13(a) or 15(d) of that act
                                          for a period of at least 12 months
                                          immediately preceding the sale of
                                          securities (or for such shorter
                                          period that the issuer was
                                          required to file such material)

Rule 10f-3 Report - Definitions                                         [LOGO]
                                                                     BLACKROCK


TERM                                                DEFINITION
Eligible Municipal Securities          The securities:

                                       (a)are direct obligations of, or
                                          obligations guaranteed as to
                                          principal or interest by, a State
                                          or any political subdivision
                                          thereof, or any agency or
                                          instrumentality of a State or any
                                          political subdivision thereof, or
                                          any municipal corporate
                                          instrumentality of one or more
                                          States, or any security which is
                                          an industrial development bond (as
                                          defined in section 103(c)(2) of
                                          Title 26) the interest on which is
                                          excludable from gross income under
                                          certain provisions of the Internal
                                          Revenue Code;

                                       (b)are sufficiently liquid that they
                                          can be sold at or near their
                                          carrying value within a reasonably
                                          short period of time; and

                                       (c)either

                                           (1)are subject to no greater than
                                              moderate credit risk; or

                                           (2)if the issuer of the municipal
                                              securities, or the entity
                                              supplying the revenues or
                                              other payments from which the
                                              issue is to be paid, has been
                                              in continuous operation for
                                              less than three years,
                                              including the operation of any
                                              predecessors, the securities
                                              are subject to a minimal or
                                              low amount of credit risk.

                                       Also, purchases of municipal
                                       securities may not be designated as
                                       group sales or otherwise allocated to
                                       the account of any prohibited seller
                                       (i.e., an affiliated underwriter).

Eligible Rule 144A Offering            The securities are sold in an
                                       offering where

                                       (a)the securities are offered or sold
                                          in transactions exempt from
                                          registration under Section 4(2) of
                                          the Securities Act of 1933, Rule
                                          144A thereunder, or Rules 501-508
                                          thereunder;

                                       (b)the securities were sold to
                                          persons that the seller and any
                                          person acting on behalf of the
                                          seller reasonably believe to
                                          include qualified institutional
                                          buyers, as defined in Rule 144A
                                          ("QIBs"); and

                                       (c)the seller and any person acting
                                          on behalf of the seller reasonably
                                          believe that the securities are
                                          eligible for resale to other QIBs
                                          pursuant to Rule 144A.

Government Securities Offering         The security is issued or guaranteed
                                       as to principal or interest by the
                                       United States, or by a person
                                       controlled or supervised by and
                                       acting as an instrumentality of the
                                       Government of the United States
                                       pursuant to authority granted by the
                                       Congress of the United States; or any
                                       certificate of deposit for any of the
                                       foregoing.

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Rule 10f-3 Report - Definitions                                         [LOGO]
                                                                     BLACKROCK


TERM                                                DEFINITION
U.S. Registered Public Offering.       The securities offered are registered
                                       under the Securities Act of 1933 that
                                       are being offered to the public.